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                                                                    EXHIBIT 23.3


            [LETTERHEAD OF ARENT FOX KINTNER PLOTKIN & KAHN, PLLC]

                                 July 26, 1999



NovaMed Eyecare, Inc.
980 North Michigan Avenue
Suite 1620
Chicago, IL  60611

          Re:  Registration Statement on Form S-1
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for NovaMed Eyecare, Inc., a Delaware corporation (the "Company").

     We hereby consent to the reference to our name in the Company's Registration Statement on Form S-1 under the Securities Act of 1933, as amended under the caption "Experts" and further consent to the filing of this consent as
Exhibit 23.3 to the Registration Statement.

                              Very truly yours,

                              /s/ Arent Fox Kintner Plotkin & Kahn, PLLC

                              ARENT FOX KINTNER PLOTKIN & KAHN, PLLC